Filed Pursuant to Rule 424(b)(5)

Registration No. 333-239710

PROSPECTUS SUPPLEMENT

(to Prospectus dated July 10, 2020)

Up to 2,666,667 Shares of Class A Common Stock

Up to 2,666,667 Warrants to purchase up to 2,666,667 Shares of Common Stock

Up to 2,666,667 Pre-Funded Warrants to purchase up to 2,666,667 Shares of Common Stock

Up to 2,666,667 Shares of Common Stock Issuable Upon Exercise of Common Warrants and Pre-Funded Warrants

Cineverse Corp. is offering 2,666,667 shares of our Class A common stock, par value $0.001 per share (the “common stock”) together with warrants to purchase 2,666,667 shares of common stock (the “common warrants”) to institutional investors pursuant to this prospectus supplement and the accompanying prospectus and a securities purchase agreement with such investors.

Cineverse Corp. is also offering to those purchasers, if any, whose purchase of common stock in this offering would otherwise result in any such purchaser, together with its affiliates, beneficially owning more than 4.99% (or, at the election of such purchaser, 9.99%) of our outstanding common stock immediately following the consummation of this offering, the opportunity to purchase pre-funded warrants(the “pre-funded warrants”) in lieu of shares of our common stock that would otherwise result in such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of such purchaser, 9.99%) of our outstanding common stock. The purchase price for each pre-funded warrant and common warrant will equal the combined public offering price for the common stock and accompanying common warrant in this offering less the $0.001 per share exercise price of each such pre-funded warrant. Each pre-funded warrant will be exercisable upon issuance and will not expire prior to exercise. The pre-funded warrants and common warrants are immediately separable and will be issued separately in this offering. For each pre-funded warrant we sell, the number of shares of common stock we are offering will be decreased on a one-for-one basis.

Our common stock is listed for trading on The Nasdaq Capital Market under the symbol “CNVS”. On June 13, 2023, the last reported sale price of our common stock on The Nasdaq Capital Market was $3.56 per share.

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Investing in our securities involves risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement, page 4 of the accompanying prospectus and in the reports we file with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, incorporated by reference in this prospectus supplement or the accompanying prospectus, to read about factors you should consider before buying shares of our securities.

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	Per Share	Per Pre-Funded Warrant	Total
Public Offering Price	$3.00	$2.999	$8,000,001.00
Placement Agent Fees (1)	$0.15	$0.150	$400,000.05
Proceeds, before expenses, to us	$2.85	$2.850	$7,600,000.95

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(1) We have agreed under certain circumstances to reimburse the Placement Agents for certain expenses incurred by them in connection with this offering. See “Plan of Distribution” beginning on page S-6 of this prospectus supplement.

Delivery of the securities offered hereby is expected to be made on or about June 16, 2023.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Co-Placement Agents

A.G.P. Titan Partners Group

The date of this prospectus supplement is June 14, 2023.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a registration statement that we have filed with the Securities and Exchange Commission, or the SEC or the Commission, utilizing a shelf registration process. Under this shelf registration process, we may, from time to time, offer and sell securities pursuant to a prospectus supplement. It is important for you to read and consider all of the information contained in this prospectus supplement and the accompanying prospectus before making a decision whether to invest in such securities. You should also read and consider the information contained in the documents that we have incorporated by reference as described in “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference” in this prospectus supplement.

You should rely only on the information provided in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference. We have not authorized anyone to provide you with additional or different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. We are not offering to sell or soliciting offers to buy, and will not sell, any securities in any jurisdiction where it is unlawful. You should assume that the information contained in this prospectus supplement and the accompanying prospectus, as well as information contained in a document that we have previously filed or in the future will file with the SEC and incorporate by reference in this prospectus supplement and the accompanying prospectus, is accurate only as of the date of this prospectus supplement and the accompanying prospectus or the document containing that information, as the case may be. Our financial condition, results of operations, cash flows or business may have changed since that date.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

The items in the following summary are described in more detail later in this prospectus supplement. This summary provides an overview of selected information and does not contain all the information you should consider. Therefore, you should also read the more detailed information set out in this prospectus supplement and the accompanying prospectus, the financial statements and the other information incorporated by reference into this prospectus supplement and the accompanying prospectus.

In this prospectus supplement, “Cineverse”, “we,” “us,” “our” and the “Company” refer to Cineverse Corp. and its subsidiaries unless the context otherwise requires. This prospectus supplement contains our trademarks, tradenames and servicemarks and also contains certain trademarks, tradenames and servicemarks of other parties.

OUR BUSINESS

OVERVIEW

Since our inception, we have played a significant role in the digital distribution revolution that continues to transform the media landscape. In addition to our pioneering role in transitioning approximately 12,000 movie screens from traditional analog film prints to digital distribution, we have become a leading distributor of independent content, both through organic growth and acquisitions. We distribute products for major brands such as Hallmark, Televisa, ITV, Nelvana, ZDF, Konami, NFL and Scholastic, as well as leading international and domestic content creators, movie producers, television producers and other short-form digital content producers. We collaborate with producers, major brands and other content owners to market, source, curate and distribute quality content to targeted audiences through (i) existing and emerging digital home entertainment platforms, including but not limited to Apple iTunes, Amazon Prime, Netflix, Hulu, Xbox, Pluto, Tubi and most video-on-demand (“VOD”) and free ad-supported television (“FAST”) streaming platforms, as well as (ii) physical goods, including DVD and Blu-ray Discs.

We report our financial results in two reportable segments as follows: (i) Cinema Equipment Business ("Cinema Equipment") and (ii) Content and Entertainment Business (“Content & Entertainment”). The Cinema Equipment segment consists of the non-recourse, financing vehicles and administrators for our digital cinema equipment (the “Systems”) installed in movie theatres throughout North America. It also provides fee-based support to over 465 movie screens as well as directly to exhibitors and other third-party customers in the form of monitoring, billing, collection and verification services. Our Content & Entertainment segment operates in: (i) ancillary market aggregation and distribution of entertainment content and (ii) branded and curated over-the-top (“OTT”) digital network business providing entertainment channels and applications.

Beginning in December 2015, certain of our cinema equipment began to reach the conclusion of their 10-year deployment payment period with certain distributors and, therefore, Virtual Print Fee (“VPF”) revenues ceased to be recognized on such Systems, related to such distributors. Furthermore, because the Phase I Deployment installation period ended in November 2007, a majority of the VPF revenue associated with the Phase I Deployment Systems has ended. The reduction in VPF revenue on Cinema Equipment systems approximately coincided with the conclusion of certain of our non-recourse debt obligations and, therefore, the reduced cash outflows related to such non-recourse debt obligations partially offset the reduced VPF revenue since November 2017.

Under the terms of our standard cinema equipment licensing agreements, exhibitors will continue to have the right to use our Systems through the end of the term of the licensing agreement, after which time they have the option to: (i) return the Systems to us; (ii) renew their license agreement for successive one-year terms; or (iii) purchase the Systems from us at fair market value. As permitted by these agreements, we typically pursue the sale of the Systems to such exhibitors. Such sales were as originally contemplated as the conclusion of the digital cinema deployment plan.

We are structured so that our Cinema Equipment segment operates independently from our Content & Entertainment segment.

RECENT DEVELOPMENTS

Name Change

On May 22, 2023, the Company changed its name from Cinedigm Corp. to Cineverse Corp. and changed its trading symbol on the Nasdaq Capital Market from CIDM to CNVS effective May 23, 2023.

Reverse Stock Split

On June 9, 2023, we effected a 1-for-20 reverse stock split of our common stock, whereby each 20 shares of our common stock and common stock equivalents were converted into 1 share of common stock.

The reverse stock split affected all issued and outstanding shares of our common stock, as well as common stock underlying equity awards outstanding immediately prior to its effectiveness. The reverse stock split proportionally reduced the total number of shares of common stock outstanding but did not affect the number of authorized shares of common stock or the par value of the common stock. No fractional shares were issued in connection with the reverse stock split. Fractional shares resulting from the reverse stock split were settled in cash.

All share and price amounts in this prospectus supplement reflect the 1-for 20 reverse stock split effected on June 9, 2023.

OUR PRINCIPAL EXECUTIVE OFFICES

Our principal executive offices are located at 244 Fifth Avenue, Suite M289, New York, NY 10001, and our telephone number is 212-206-8600. Our e-mail address is info@cineverse.com and our web site address is www.cineverse.com. Information accessed on or through our web site does not constitute a part of this prospectus and should not be considered part of this or any other report filed with the SEC.

THE OFFERING

The following summary contains the principal terms of this offering. The summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus.

Class A Common Stock offered	Up to 2,666,667 shares

Common Warrants offered

Common warrants to purchase up to 2,666,667 shares of our common stock, which will be exercisable during the period commencing on the date of their issuance and ending five years from such date at an exercise price of $3.00 per share of common stock. The common warrants will be sold together with the common stock but issued separately from the common stock and may be transferred separately immediately thereafter. A common warrant to purchase one share of our common stock will be issued for every share of common stock purchased in this offering.

Pre-Funded Warrants offered

We are also offering to certain purchasers whose purchase of our common stock in this offering would otherwise result in the purchaser, together with its affiliates, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of common stock immediately following the consummation of this offering, the opportunity to purchase pre-funded warrants (together with the common warrants, the “warrants”) in lieu of common stock that would otherwise result in any such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of common stock. Each pre-funded warrant will be exercisable for one share of common stock. The purchase price of each pre-funded warrant and the accompanying common warrant will equal the price at which the common stock and the accompanying common warrant are being sold to the public in this offering, minus $0.001, and the exercise price of each pre-funded warrant will be $0.001 per share. The pre-funded warrants will be exercisable immediately and may be exercised at any time until exercised in full. For each pre-funded warrant we sell, the number of shares of common stock we are offering will be decreased on a one-for-one basis. Because we will issue one common warrant for each share of common stock and for each pre-funded warrant to purchase one share of common stock sold in this offering, the number of common warrants sold in this offering will not change as a result of a change in the mix of the shares of our common stock and pre-funded warrants sold.

Class A common stock outstanding before the offering (1)	9,532,903 shares

Class A common stock outstanding immediately after the offering (1)

Up to 12,199,570 shares (assuming the sale of the maximum number of shares of common stock in this offering, at the assumed combined public offering price of $3.00, and no sale of any pre-funded warrants but excluding the number of shares of common stock issuable upon exercise of common warrants sold in this offering).

Offering price	$3.00 per share of common stock and accompanying warrant or $2.99 per pre-funded warrant and accompanying warrant, as applicable.

Nasdaq Capital Market symbol for the Class A Common Stock

Our common stock is listed on The Nasdaq Capital Market under the symbol “CNVS.” There is no established public trading market for the common warrants and pre-funded warrants to be sold in this offering and we do not expect a market to develop. In addition, we do not intend to apply for listing of the common warrants or pre-funded warrants on The Nasdaq Capital Market, any other national securities exchange or any other trading system.

Use of Proceeds

We estimate that the net proceeds from this offering will be approximately $7,450,000 (assuming the sale of all securities offered hereby at the combined public offering price of $3.00, and assuming no sale of any pre-funded warrants and no exercise of the warrants issued in connection with this offering), after deducting the placement agent fees and estimated offering expenses payable by us. We intend to use the net proceeds for working capital and general corporate purposes, including the financing of content acquisition and development.

Risk Factors

See “Risk Factors” in this prospectus supplement beginning on page S-4 and the accompanying base prospectus beginning on page 6 for a discussion of factors that you should consider carefully before deciding to invest in shares of our Class A common stock.

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(1)

Excludes shares reserved for issuance as follows: (i) 670,017 shares of Common Stock pursuant to our 2017 Equity Incentive Plan, (ii) 43,125 shares of Common Stock upon exercise of inducement stock options, (iii) 10,601 shares of Common Stock pursuant to options that remain outstanding under our 2010 Second Amended and Restated Equity Incentive Plan, (iv) 985,000 shares of Common Stock pursuant to our equity line with B. Riley Securities, Inc., and (v) 65,692 shares of Common Stock held in the treasury of the Company.

RISK FACTORS

Before you invest in shares of our Class A common stock, in addition to the other information included in this prospectus or in any applicable prospectus supplement, you should carefully consider each of the risk factors set forth in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q on file with the SEC, which are incorporated by reference into this prospectus, and any subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus. The risks described are not the only ones facing our company. Additional risks not presently known to us or that we presently consider immaterial may also adversely affect our company. If any of the risks described occur, our business, financial condition, results of operations and prospects could be materially adversely affected. In that case, the trading price of our securities could decline, and you could lose all or part or your investment. In assessing these risks, you should also refer to the other information included or incorporated by reference in this prospectus or any applicable prospectus supplement.

RISKS RELATED TO THIS OFFERING

Our management team may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may no yield a significant return.

Our management will have broad discretion over the use of proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. However, we have not determined the specific allocation of any net proceeds among these potential uses, and the ultimate use of the net proceeds may vary from the currently intended uses. The net proceeds may be used for corporate purposes that do not increase our operating results or enhance the value of our Common Stock.

Future sales of substantial amounts of our Common Stock, or the possibility that such sales could occur, could adversely affect the market price of our Common Stock.

We cannot predict the effect, if any, that future issuances or sales of our securities, including sales of our Common Stock pursuant to the Sales Agreement or the availability of our securities for future issuance or sale, will have on the market price of our Common Stock. Issuances or sales of substantial amounts of our securities including sales of our Common Stock pursuant to the Sales Agreement, or the perception that such issuances or sales might occur, could negatively impact the market price of our Common Stock and the terms upon which we may obtain additional equity financing in the future.

FORWARD-LOOKING STATEMENTS

Various statements contained in this prospectus or incorporated by reference into this prospectus constitute “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are based on current expectations and are indicated by words or phrases such as “believe,” “expect,” “may,” “will,” “should,” “seek,” “plan,” “intend” or “anticipate” or the negative thereof or comparable terminology, or by discussion of strategy. Forward-looking statements represent as of the date of this prospectus our judgment relating to, among other things, future results of operations, growth plans, sales, capital requirements and general industry and business conditions applicable to us. Such forward-looking statements are based largely on our current expectations and are inherently subject to risks and uncertainties. Our actual results could differ materially from those that are anticipated or projected as a result of certain risks and uncertainties, including, but not limited to, a number of factors, such as:

•	successful execution of our business strategy, particularly for new endeavors;
•	the performance of our targeted markets;
•	competitive product and pricing pressures;
•	changes in business relationships with our major customers;
•	the content we distribute through our in-theatre, on-line and mobile services may expose us to liability;

•	general economic and market conditions;
•	the effect of our indebtedness on our financial condition and financial flexibility, including, but not limited to, the ability to obtain necessary financing for our business;
•	our ability to meet our debt service obligations;
•	our ability to maintain a listing or quotation on a national securities exchange or other trading platform for our Common Stock;
•	cybersecurity risks and the threat of data breaches resulting in disruption of our information technology systems;
•	disruptions to our business due to the COVID-19 pandemic, including workforce inability to perform in the ordinary course due to illness or access restrictions; and
•	the other risks and uncertainties that are described under “Risk Factors” and elsewhere in this prospectus and from time to time in our filings with the SEC.

These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in our forward-looking statements. Except as otherwise required to be disclosed in periodic and current reports required to be filed by public companies with the SEC pursuant to the SEC's rules, we have no duty to update these statements, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks and uncertainties, we cannot assure you that the forward-looking information contained in this prospectus will in fact transpire.

DIVIDEND POLICY

We have never paid any cash dividends on our common stock and do not anticipate paying any in the foreseeable future. Any future payment of dividends on our common stock will be in the sole discretion of our board of directors.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $7,450,000 million after deducting the placement agent fees and estimated offering expenses payable by us, assuming the sale of all securities offered hereby at the assumed combined public offering price of $3.00 per share of common stock and accompanying common warrant and assuming no sale of any pre-funded warrants and no exercise of the common warrants issued in connection with this offering. We intend to use the net proceeds from the sale of our securities for working capital, acquisitions and other general corporate purposes, including the financing of content acquisition and development.

DESCRIPTION OF CAPITAL STOCK

The following summary description of our capital stock is not intended to be complete and is subject, and qualified in its entirety by reference, to our amended and restated certificate of incorporation and our bylaws.

General

We have authorized capital stock consisting of 275,000,000 shares of Common Stock, all of which is designated as Class A common stock, and 15,000,000 shares of preferred stock, par value $0.001 per share, par value $0.001 per share, of which (i) twenty (20) shares are authorized as Series A 10% Non-Voting Cumulative Preferred Stock (the “Series A Preferred Stock”) and (ii) one (1) share is authorized as Series B Preferred Stock (the “Series B Preferred Stock”).

Common Stock

As of June 14, 2023, we had 9,532,903 shares of common stock issued and outstanding, had reserved for issuance (i) 670,017 shares of common stock pursuant to our 2017 Equity Incentive Plan, (ii) 43,125 shares of common stock upon exercise of inducement stock options, (iii) 10,601 shares of common stock pursuant to options that remain outstanding under our 2010 Second Amended and Restated Equity Incentive Plan, (iv) 985,000 shares of common stock pursuant to our equity line with B. Riley Securities, Inc., and (v) 65,692 shares of common stock held in the treasury of the Company.

Our common stock is traded on The Nasdaq Capital Market, or Nasdaq, under the symbol “CNVS”.

Voting Rights. Holders of common stock are entitled to one vote per share on all matters submitted to a vote of our stockholders.

Dividends; Liquidation; Preemptive Rights. Holders of common stock are entitled to receive dividends only if, as and when declared by our board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding-up, holders of common stock are entitled, subject to any priorities due to any holders of our preferred stock, ratably to share in all assets remaining after payment of our liabilities. Holders of common stock have no preemptive rights nor any other rights to subscribe for shares or securities convertible into or exchangeable for shares of common stock.

Transfer Agent. The transfer agent for our common stock is American Stock Transfer & Trust Company, LLC. Its address is 6201 15th Avenue, Brooklyn, NY 11219, and its telephone number is (800) 937-5449.

Preferred Stock

Board of Directors is authorized, subject to any limitations prescribed by law, without further stockholder approval, to issue from time to time up to an aggregate of 15,000,000 shares of our preferred stock, in one or more series. As of June 14, 2023, we had seven (7) shares of Series A Preferred Stock issued and outstanding. The Series A Preferred Stock may be redeemed by the Company at any time after the second anniversary of the date such shares were issued in cash or, at the Company’s option if certain conditions are met, in shares of Class A common stock. The holders of Series A Preferred Stock are entitled to receive cumulative dividends from the date of issuance at an annual rate of 10% of the original issue price. Such dividends shall be payable in arrears in cash or, at the Company’s option, in shares of Class A common stock if certain conditions are met, quarterly on the last day of each calendar quarter, until such shares of Preferred Stock are redeemed. As of June 14, 2023, there were no shares of Series B Preferred Stock outstanding or available for issuance.

Each other series of preferred stock to be issued, if any, will have such number of shares, designations, preferences, powers and qualifications and special or relative rights or privileges as will be determined by our board of directors, which may include, among others, dividend rights, voting rights, redemption and sinking fund provisions, liquidation preferences, conversion rights and preemptive rights. The rights of the holders of our common stock will be subject to the rights of holders of any preferred stock outstanding and issued in the future. The issuance of preferred stock, while providing desirable flexibility in connection with the possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock.

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering shares of common stock, common warrants to purchase shares of common stock and pre-funded warrants to purchase shares of common stock. For each pre-funded warrant we sell, the number of shares of common stock we are offering will be decrease on a one-for-one basis. The shares of common stock and accompanying common warrants are immediately separable and will be issued separately in the offering, and the pre-funded warrants and the accompanying common warrants are immediately separable and will be issued separately in the offering.

We are also registering the shares of our common stock issuable from time to time upon exercise of the common warrants and pre-funded warrants offered hereby.

Common Stock

The material terms and provisions of our common stock and each other class of our securities which qualifies or limits our common stock are described under the caption “Description of Our Capital Stock” in this prospectus supplement.

Pre-Funded Warrants

The following summary of certain terms and provisions of pre-funded warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the pre-funded warrant, the form of which is filed as an exhibit to the Company’s Current Report on Form 8-K relating to this offering. Prospective investors should carefully review the terms and provisions of the form of pre-funded warrant for a complete description of the terms and conditions of the pre-funded warrants.

Duration and Exercise Price. Each pre-funded warrant offered hereby will have an initial exercise price per share equal to $0.001. The pre-funded warrants will be immediately exercisable and may be exercised at any time until the pre-funded warrants are exercised in full. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price. The pre-funded warrants will be issued separately from the accompanying common warrants and may be transferred separately immediately thereafter.

Exercisability. The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). Purchasers of the pre-funded warrants in this offering may elect to deliver their exercise notice following the pricing of the offering and prior to the issuance of the pre-funded warrants at closing to have their pre-funded warrants exercised immediately upon issuance and receive shares of common stock underlying the pre-funded warrants upon closing of this offering. A holder (together with its affiliates) may not exercise any portion of the pre-funded warrant to the extent that the holder would own more than 4.99% of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s pre-funded warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. Purchasers of pre-funded warrants in this offering may also elect prior to the issuance of the pre-funded warrants to have the initial exercise limitation set at 9.99% of our outstanding common stock. No fractional shares of common stock will be issued in connection with the exercise of a pre-funded warrant. In lieu of fractional shares, we will round down to the next whole share.

Cashless Exercise. If, at the time a holder exercises its pre-funded warrants, a registration statement registering the issuance or resale of the shares of common stock underlying the pre-funded warrants under the Securities Act is not then effective or available, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the pre-funded warrants.

Transferability. Subject to applicable laws, a pre-funded warrant may be transferred at the option of the holder upon surrender of the pre-funded warrant to us together with the appropriate instruments of transfer.

Exchange Listing. There is no trading market available for the pre-funded warrants on any securities exchange or nationally recognized trading system. We do not intend to list the pre-funded warrants on any securities exchange or nationally recognized trading system.

Right as a Stockholder. Except as otherwise provided in the pre-funded warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the pre-funded warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their pre-funded warrants.

Fundamental Transaction. In the event of a fundamental transaction, as described in the pre-funded warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the pre-funded warrants will be entitled to receive upon exercise of the pre-funded warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction. Notwithstanding the foregoing, in the event of a fundamental transaction, the holder of the pre-funded warrant will have the right to require us or the successor entity to purchase the remaining unexercised portion of the pre-funded warrant in cash in an amount equal to a Black Scholes Value as defined in the pre-funded warrant.

Common Warrants

The following summary of certain terms and provisions of common warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the common warrants, the form of which is filed as an exhibit to the Company’s Current Report on Form 8-K relating to this offering. Prospective investors should carefully review the terms and provisions of the form of common warrants for a complete description of the terms and conditions of the common warrants.

Duration and Exercise Price. Each common warrant offered hereby will have an initial exercise price per share equal to $3.00. The common warrants will be immediately exercisable and will expire on the fifth anniversary of the original issuance date. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price. The common warrants will be issued together with the common stock or pre-funded warrant and may be transferred separately immediately thereafter. A common warrant to purchase one share of our common stock will be issued for every share of common stock purchased in this offering.

Exercisability. The common warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the common warrant to the extent that the holder would own more than 4.99% of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s common warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the common warrants. No fractional shares of common stock will be issued in connection with the exercise of a common warrant. In lieu of fractional shares, we will round down to the next whole share.

Cashless Exercise. If, at the time a holder exercises its common warrants, a registration statement registering the issuance or resale of the shares of common stock underlying the common warrants under the Securities Act is not then effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the common warrants.

Transferability. Subject to applicable laws, common warrants in physical form may be transferred upon surrender of the common warrant together with the appropriate instruments of transfer.

Exchange Listing. There is no established public trading market for the common warrants, and we do not expect a market to develop. In addition, we do not intend to list the common warrants on any securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the common warrants will be limited.

Right as a Stockholder. Except as otherwise provided in the common warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the common warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their common warrants.

Fundamental Transaction. In the event of a fundamental transaction, as described in the form of common warrant, and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the common warrants will be entitled to receive upon exercise of the common warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the common warrants immediately prior to such fundamental transaction. Notwithstanding the foregoing, in the event of a fundamental transaction, the holder of the common warrant will have the right to require us or the successor entity to purchase the remaining unexercised portion of the common warrant in cash in an amount equal to a Black Scholes Value as defined in the common warrant.

PLAN OF DISTRIBUTION

Pursuant to a placement agency agreement, we have engaged A.G.P./Alliance Global Partners (“A.G.P.”) to act as our lead placement agent and Titan Partners Group, LLC (“Titan,” and together with A.G.P., the “placement agents”) as our co-placement agent to solicit offers to purchase the securities offered by this prospectus on a reasonable best-efforts basis. The placement agents are not purchasing or selling any securities, nor are they required to arrange for the purchase and sale of any specific number or dollar amount of securities, other than to use their “reasonable best efforts” to arrange for the sale of the securities by us. Therefore, we may not sell the entire amount of securities being offered, or any at all. The placement agents may engage one or more subagents or selected dealers in connection with this offering. The Benchmark Company, LLC is acting as financial advisor for the offering.

We will enter into a securities purchase agreement directly with the investors, at the investor’s option, who purchase our securities in this offering. Investors who do not enter into a securities purchase agreement shall rely solely on this prospectus in connection with the purchase of our securities in this offering.

We will deliver the securities being issued to the investors upon receipt of investor funds for the purchase of the securities offered pursuant to this prospectus. We will deliver the securities being offered pursuant to this prospectus upon closing.

We will pay the placement agents a cash transaction fee equal to 5.0% of the aggregate gross proceeds to us from the sale of the securities in the offering. In addition, we will reimburse the placement agents for their accountable legal expenses incurred in connection with this offering in the amount of up to $40,000, as well as non-accountable expenses of up to $50,000, including, but not limited to, IPREO software related expenses, background check(s), tombstones, marketing related expenses and any other expenses incurred by the placement agent in connection with this offering. The placement agency agreement, however, will provide that in the event this offering is terminated, the placement agents will only be entitled to the reimbursement of out-of-pocket accountable expenses actually incurred in accordance with Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5110(f)(2)(C).

The following table shows the public offering price, placement agent fees and proceeds, before expenses, to us, assuming the purchase of all the securities we are offering. Because there is no minimum offering amount required as a condition to closing in this offering, the actual total placement agent fees, if any, are not presently determinable and may be substantially less than the maximum amount set forth below.

	Per Share	Per Pre-funded Warrant	Total
Public offering price	$3.00	$2.99	$8,000,001.00
Placement agent fees	$0.15	$0.15	$400,000.05
Proceeds, before expenses, to us	$2.85	$2.84	$7,600,000.95

We estimate that the total expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the placement agent commission, will be approximately $150,000, all of which are payable by us. This figure includes the placement agents’ out-of-pocket expenses, including, but not limited to, legal fees for placement agents’ legal counsel, that we have agreed to pay at the closing of the offering, up to $90,000.

Lock-Up Agreements

We and our directors, officers and shareholders who beneficially own 5.0% or more of our outstanding common stock have agreed with the placement agent, for a period of ninety (90) days after the closing of this offering, not to offer for sale, issue, sell, contract to sell, pledge grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly any shares of our common stock or any securities convertible into or exchangeable for our common stock either owned as of the date of the placement agent agreement or thereafter acquired without the prior written consent of the placement agent, subject to certain exceptions. The placement agent may, in its sole discretion and at any time or from time to time before the termination of the lock-up period, without notice, release all or any portion of the securities subject to lock-up agreements.

Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the placement agents may be required to make for these liabilities.

Determination of Offering Price and Warrant Exercise Price

The actual combined public offering price of the common stock and common warrants, and pre-funded warrants and common warrants, we are offering, and the exercise price of the common warrants that we are offering, will be negotiated between us, the placement agents and the investors in the offering based on the trading price of our common stock prior to the offering, among other things, including a to be negotiated discount to the trading price. Other factors considered in determining the combined public offering price of the common stock and common warrants, and pre-funded warrants and common warrants, we are offering, as well as the exercise price of the common warrants that we are offering, include our history and prospects, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Regulation M

The placement agents may be deemed to be underwriters within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by them and any profit realized on the resale of the securities sold by them while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agents would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agents acting as principal. Under these rules and regulations, the placement agent (i) may not engage in any stabilization activity in connection with our securities and (ii) may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Trading; The Nasdaq Capital Market

Our common stock is listed on The Nasdaq Capital Market under the symbol “CNVS.” The pre-funded warrants and common warrants are not and will not be listed on an exchange and there will be no public market for the pre-funded warrants nor common warrants.

Electronic Distribution

A prospectus in electronic format may be made available on a website maintained by the placement agents. In connection with the offering, the placement agents or selected dealers may distribute prospectuses electronically.

Other than the prospectus in electronic format, the information on the placement agents’ website and any information contained in any other website maintained by the placement agents is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the placement agents in their capacity as placement agents and should not be relied upon by investors.

Certain Relationships

The placement agent and its affiliates may in the future provide, from time to time, investment banking and financial advisory services to us in the ordinary course of business, for which they may receive customary fees and commissions.

LEGAL MATTERS

The validity of the offered securities has been passed on for us by Kelley Drye & Warren LLP, New York, New York. Certain legal matters will be passed upon for the placement agents by Sullivan & Worcester LLP, New York, New York.

EXPERTS

The consolidated balance sheets of Cineverse Corp. as of March 31, 2022 and 2021, and the related consolidated statements of operations, comprehensive loss, deficit and cash flows for each of the years in the two-year period ended March 31, 2022, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file periodic reports, proxy statements and other information relating to our business, financial and other matters with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. In addition, we maintain a website that contains information about us at www.cineverse.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus supplement or any other report or document we filed with or furnish to the SEC.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to our securities described in this prospectus. This prospectus is part of such registration statement. References to the “registration statement” or the “registration statement of which this prospectus is a part” means the original registration statement and all amendments, including all schedules and exhibits. This prospectus does not, and any prospectus supplement will not, contain all of the information in the registration statement because we have omitted parts of the registration statement in accordance with the rules of the SEC. Please refer to the registration statement for any information in the registration statement that is not contained in this prospectus or a prospectus supplement. The registration statement is available to the public over the Internet at the SEC’s web site described above and can be read and copied at the location described above.

Each statement made in this prospectus or any prospectus supplement concerning a document filed as an exhibit to the registration statement is qualified in its entirety by reference to that exhibit for a complete description of its provisions.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus the information contained in other documents filed separately with the SEC. This means that we can disclose important information to you by referring you to other documents filed with the SEC that contain such information. The information incorporated by reference is an important part of this prospectus and prospectus supplement. Information disclosed in documents that we file later with the SEC will automatically add to, update and change information previously disclosed. If there is additional information in a later filed document or a conflict or inconsistency between information in this prospectus or a prospectus supplement and information incorporated by reference from a later filed document, you should rely on the information in the later dated document.

We incorporate by reference the documents listed below (and the documents incorporated by reference therein) that we have previously filed:

•	our Annual Report on Form 10-K filed with the SEC on July 1, 2022;
•	our Quarterly Report on Form 10-Q filed with the SEC on August 16, 2022;
•	our Quarterly Report on Form 10-Q filed with the SEC on November 14, 2022;
•	our Quarterly Report on Form 10-Q filed with the SEC on February 14, 2023;
•	our Current Report on Form 8-K filed with the SEC on April 8, 2022;
•	our Current Report on Form 8-K filed with the SEC on September 21, 2022;
•	our Current Report on Form 8-K filed with the SEC on October 7, 2022;
•	our Current Report on Form 8-K filed with the SEC on October 19, 2022;
•	our Current Report on Form 8-K filed with the SEC on November 15, 2022 (with respect to items filed, not furnished);
•	our Current Report on Form 8-K/A filed with the SEC on December 14, 2022;
•	our Current Report on Form 8-K filed with the SEC on March 3, 2023;
•	our Current Report on Form 8-K filed with the SEC on April 7, 2023;
•	our Current Report on Form 8-K filed with the SEC on April 11, 2023;
•	our Current Reports on Form 8-K filed with the SEC on May 22, 2023;
•	our Current Report on Form 8-K filed with the SEC on May 22, 2023;
•	our Current Report on Form 8-K filed with the SEC on June 1, 2023;
•	our Current Report on Form 8-K filed with the SEC on June 8, 2023;
•	the description of our Common Stock contained in our Registration Statement on Form 8-A (File No. 000-51910), filed with the SEC under Section 12 of the Exchange Act on April 12, 2006.

All documents we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after (i) the date of the initial registration statement and prior to effectiveness of the registration statement, and (ii) the date of this prospectus and before the termination or completion of any offering hereunder, shall be deemed to be incorporated by reference into this prospectus from the respective dates of filing of such documents, except that we do not incorporate any document or portion of a document that is “furnished” to the SEC, but not deemed “filed.”

You may obtain a copy of these filings, excluding exhibits (but including exhibits that are specifically incorporated by reference in any such filing), free of charge, by oral or written request directed to: Cineverse Corp., 244 Fifth Avenue, Suite M289, New York, NY 10001, Attention: General Counsel, Telephone (212) 206-8600. In addition, these filings are available on our web site at www.cineverse.com or at the SEC’s website at http://www.sec.gov.

Up to 2,666,667 Shares of Class A Common Stock

Up to 2,666,667 Warrants to purchase up to 2,666,667 Shares of Common Stock

Up to 2,666,667 Pre-Funded Warrants to purchase up to 2,666,667 Shares of Common Stock

Up to 2,666,667 Shares of Common Stock Issuable Upon Exercise of Common Warrants and Pre-Funded Warrants

PROSPECTUS SUPPLEMENT

A.G.P. Titan Partners Group

June 14, 2023

PROSPECTUS

$75,000,000

Class A Common Stock

Preferred Stock

Warrants

We may offer from time to time

•	shares of Class A common stock;
•	shares of preferred stock in one or more series;
•	warrants to purchase preferred stock or Class A common stock; or
•	any combination of preferred stock, Class A common stock, or warrants,

at an aggregate offering price not to exceed $75,000,000.

The number, amount, prices, and specific terms of the securities, and the net proceeds to Cinedigm Corp., will be determined at or before the time of sale and will be set forth in an accompanying prospectus supplement. The net proceeds to us from the sale of securities will be the offering price or the purchase price of those securities less any applicable commission or discount, and less any other expenses we incur in connection with the issuance and distribution of those securities.

This prospectus may not be used for the sale of any securities unless it is accompanied by a prospectus supplement. The accompanying prospectus supplement may modify or supersede any statement in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

The shares of our Class A common stock, par value $.001 per share (the “Common Stock”), are listed for trading on the Nasdaq Global Market (“Nasdaq”) under the symbol “CIDM”. On July 2, 2020, the last reported sale price of the Common Stock on Nasdaq was $2.09 per share.

The Company currently has currently effective Registration Statements on Form S-1 and S-3 relating to the resale of its securities by various selling security holders, pursuant to which, to the best of the Company’s knowledge, 21,542,761 shares of Common Stock remain available for resale.

We may amend or supplement this prospectus from time to time. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

Investing in our securities involves significant risks. See “Risk Factors” beginning on page 4, and under similar headings in other documents filed after the date hereof and incorporated by reference into this prospectus and the accompanying prospectus for a discussion of factors that you should consider before buying shares of the Common Stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 10, 2020.

i

About This Prospectus

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process, pursuant to which we may, from time to time and in one or more offerings, offer and sell or otherwise dispose of the securities covered by this prospectus. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or securities are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference therein, and any applicable supplement in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the caption “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus.

You should rely only on the information provided in this prospectus and any applicable prospectus supplement, including any documents incorporated by reference into this prospectus or a prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of our securities other than the securities covered hereby, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

The Company currently has the following effective registration statements relating to the resale of its securities by various selling security holders, pursuant to which, to the best of the Company’s knowledge, the following shares of Common Stock remain available for resale: Registration Statement on Form S-3, Reg. No. 333-222190, 20,000,000 shares; and Registration Statement on Form S-1, Reg. No. 333-214486, 1,542,761 shares.

This prospectus contains our trademarks, tradenames and servicemarks and also contains certain trademarks, tradenames and servicemarks of other parties.

This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. See “Risk Factors” and “Forward-Looking Statements.”

ii

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus, any prospectus supplement and the documents incorporated by reference. It does not contain all of the information that you should consider before making a decision to invest in our securities. You should read carefully the entire prospectus, any applicable prospectus supplement and the documents incorporated by reference, including “Risk Factors” and the Consolidated Financial Statements and Notes thereto included elsewhere or incorporated by reference in this prospectus or any prospectus supplement.

In this prospectus, “Cinedigm”, “we,” “us,” “our” and the “Company” refer to Cinedigm Corp. and its subsidiaries unless the context otherwise requires.

OUR BUSINESS

Overview

Since our inception, we have played a significant role in the digital distribution revolution that continues to transform the media landscape. In addition to our pioneering role in transitioning over 12,000 movie screens from using traditional analog film prints to digital distribution, we have become a leading distributor of independent content, through both organic growth and acquisitions. We distribute products for major brands such as the Discovery Networks, National Geographic and Scholastic, as well as leading international and domestic content creators, movie producers, television producers and other short form digital content producers. We collaborate with producers, major brands and other content owners to market, source, curate and distribute quality content to targeted audiences through (i) existing and emerging digital home entertainment platforms, including but not limited to, iTunes, Amazon Prime, Netflix, Hulu, Xbox, PlayStation, and cable video-on-demand ("VOD"), and (ii) physical goods, including DVD and Blu-ray Discs.

We report our financial results in two primary segments as follows: (1) cinema equipment business and (2) media content and entertainment business (“Content & Entertainment” or "CEG"). The cinema equipment business segment consists of the non-recourse, financing vehicles and administrators for our digital cinema equipment (the “Systems”) installed in movie theatres throughout the United States and Canada and in Australia and New Zealand. It also provides fee-based support to over 12,000 movie screens as well as directly to exhibitors and other third party customers in the form of monitoring, billing, collection and verification services. Our Content & Entertainment segment is a market leader in: (1) ancillary market aggregation and distribution of entertainment content and; (2) branded and curated over-the-top ("OTT") digital network business providing entertainment channels and applications.

We are structured so that our cinema equipment cinema business segment operates independently from our Content & Entertainment business. As of March 31, 2020, we had approximately $12.2 million of non-recourse outstanding debt principal that relates to, and is serviced by, our cinema equipment business. We also have approximately $37.7 million of outstanding debt principal, as of March 31, 2020, that is attributable to our Content & Entertainment and Corporate segments.

Risks and Uncertainties

The COVID-19 pandemic and related economic repercussions have created significant volatility, uncertainty, and turmoil in certain industries. Closures of certain entertainment facilities and retail locations have significantly impacted consumers’ behaviors as a result of the virus outbreak and corresponding preventative measures taken around the world to mitigate the spread of the virus. As part of our Content & Entertainment business, we sell physical goods, including DVDs and Blu-ray discs, at brick-and-mortar stores. Many of such stores in the United States closed during the spring of 2020 due to COVID-19 restrictions, and many of those have not yet re-opened, or have re-opened on a limited basis. We expect that we will experience a loss of sales of such physical goods due to such closures, and we cannot predict the extent of such losses, or how long the closures or limited openings of the stores may last. As a result of COVID-19, studios have temporarily halted distribution of new content to movie theatres due to mandatory theatre shutdown. Because our digital cinema business earns a Virtual Print Fee when a movie is first played on a system, the temporary theatre closures resulting from the COVID-19 pandemic will result in reduced revenues that service the Prospect Loan. We do not yet know the full impact of such reduced revenues or whether our ability to service the Prospect Loan will be materially affected. We expect the studios to reschedule, once the theatres reopen, the release of those movies originally scheduled during the temporary movie theatre closure. Management believes the cash flows from the Digital Cinema business, including the revenue from the sale of digital cinema projection systems, will be sufficient to pay the Prospect Loan. The Borrower on the Prospect Loan is Cinedigm DC Holdings, LLC and the Prospect Loan is only guaranteed by the digital cinema subsidiaries. Prospect has a security interest in certain digital cinema projection equipment and has no recourse to Cinedigm Corp., Cinedigm Entertainment Corp., Cinedigm Home Entertainment, LLC, OTT Holdings, LLC or any other non-digital cinema legal entity; provided, however, Cinedigm Corp. has provided a limited recourse guaranty pursuant to which it agreed to become a primary obligor of such indebtedness in certain specified circumstances, none of which have occurred as of the date hereof.

These events have negatively affected, and are expected to continue to negatively affect, our business and results of operations. Given the dynamic nature of these events, we cannot reasonably estimate the period of time that the COVID-19 pandemic and related closures and market conditions will persist, or the extent of the impact they will have on our business or results of operations and financial condition.

OUR PRINCIPAL EXECUTIVE OFFICES

Our principal executive offices are located at 237 West 35th Street, Suite 605, New York, NY 10001, and our telephone number is 212-206-8600. Our e-mail address is info@cinedigm.com and our web site address is www.cinedigm.com. Information accessed on or through our web site does not constitute a part of this prospectus and should not be considered part of this or any other report filed with the SEC.

THE OFFERING

Class A Common Stock, par value $0.001 per share (the “Common Stock”)	To be set forth in a prospectus supplement

Preferred Stock, par value $0.001	To be set forth in a prospectus supplement

Warrants	To be set forth in a prospectus supplement
Total	$75,000,000
Use of proceeds

Except as otherwise set forth in the applicable prospectus supplement, we expect to use the net proceeds from the sale of our securities, for working capital, acquisitions and other general corporate purposes

Nasdaq symbol	CIDM

RISK FACTORS

An investment in our securities involves a high degree of risk and uncertainty. In addition to the other information included in this prospectus or in any applicable prospectus supplement, you should carefully consider each of the risk factors set forth in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q on file with the SEC, which are incorporated by reference into this prospectus, and any subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus. The risks described are not the only ones facing our company. Additional risks not presently known to us or that we presently consider immaterial may also adversely affect our company. If any of the risks described occur, our business, financial condition, results of operations and prospects could be materially adversely affected. In that case, the trading price of our securities could decline, and you could lose all or part or your investment. In assessing these risks, you should also refer to the other information included or incorporated by reference in this prospectus or any applicable prospectus supplement.

RISKS RELATED TO OUR SECURITIES

Risks Related to our Common Stock

The liquidity of the Common Stock is uncertain; the limited trading volume of the Common Stock may depress the price of such stock or cause it to fluctuate significantly.

Although the Common Stock is listed on Nasdaq, there has been a limited public market for the Common Stock and there can be no assurance that a more active trading market for the Common Stock will develop. As a result, you may not be able to sell your shares of Common Stock in short time periods, or possibly at all. The absence of an active trading market may cause the price per share of the Common Stock to fluctuate significantly.

Substantial resales or future issuances of our Common Stock could depress our stock price.

The market price for the Common Stock could decline, perhaps significantly, as a result of resales or issuances of a large number of shares of the Common Stock in the public market or even the perception that such resales or issuances could occur, including resales of the shares being registered hereunder pursuant to the registration statement of which this prospectus is a part. In addition, we have issued a substantial number of outstanding options, warrants, and other securities convertible into shares of Common Stock that may be exercised in the future. Certain holders of our securities, including with respect to shares of Common Stock issuable in exchange for warrants, have demand and piggy-back registration rights. These factors could also make it more difficult for us to raise funds through future offerings of our equity securities.

You will incur substantial dilution as a result of certain future equity issuances.

We have a substantial number of options, warrants, and other securities currently outstanding which may be immediately exercised or converted into shares of Common Stock. To the extent that these options, warrants, or similar securities are exercised or converted, or to the extent we issue additional shares of Common Stock in the future, as the case may be, there will be further dilution to holders of shares of the Common Stock.

Our issuance of preferred stock could adversely affect holders of Common Stock.

Our board of directors is authorized to issue series of preferred stock without any action on the part of our holders of Common Stock. Our board of directors also has the power, without stockholder approval, to set the terms of any such series of preferred stock that may be issued, including voting rights, dividend rights, preferences over our Common Stock with respect to dividends or if we liquidate, dissolve or wind up our business and other terms. If we issue preferred stock in the future that has preference over our Common Stock with respect to the payment of dividends or upon our liquidation, dissolution or winding up, or if we issue preferred stock with voting rights that dilute the voting power of our Common Stock, the rights of holders of our Common Stock or the price of our Common Stock could be adversely affected.

Our stock price has been volatile and may continue to be volatile in the future; this volatility may affect the price at which you could sell our Common Stock.

The trading price of the Common Stock has been volatile and may continue to be volatile in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on an investment in the Common Stock:

•	actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

•	changes in the market’s expectations about our operating results;

•	success of competitors;

•	our operating results failing to meet the expectation of securities analysts or investors in a particular period;

•	changes in financial estimates and recommendations by securities analysts concerning us, the market for digital and physical content, content distribution and entertainment in general;

•	operating and stock price performance of other companies that investors deem comparable to us;

•	our ability to market new and enhanced products on a timely basis;

•	changes in laws and regulations affecting our business or our industry;

•	commencement of, or involvement in, litigation involving us;

•	changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;

•	the volume of shares of the Common Stock available for public sale;

•	any major change in our board of directors or management;

•	sales of substantial amounts of Common Stock by our directors, executive officers or significant stockholders or the perception that such sales could occur; and

•	general economic and political conditions such as recessions, interest rates, international currency fluctuations, global pandemics and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of the Common Stock irrespective of our operating performance. The stock market in general, and Nasdaq in particular, have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of the Common Stock, may not be predictable. A loss of investor confidence in the market for retail stocks or the stocks of other companies that investors perceive to be similar to us could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of the Common Stock also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

Anti-takeover provisions contained in our certificate of incorporation and bylaws, as well as provisions of Delaware law, could impair a takeover attempt.

Our fifth amended and restated certificate of incorporation and bylaws, as amended, contain provisions that could have the effect of delaying or preventing changes in control or changes in our management without the consent of our board of directors. These provisions include:

•	no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

•

the exclusive right of our board of directors to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death, or removal of a director, which prevents stockholders from being able to fill vacancies on our board of directors;

•

the ability of our board of directors to determine to issue shares of preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

•

the requirement that an annual meeting of stockholders may be called only by the board of directors, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors;

•	limiting the liability of, and providing indemnification to, our directors and officers;

•	controlling the procedures for the conduct and scheduling of stockholder meetings; and

•	providing that directors may be removed prior to the expiration of their terms by the Board of Directors only for cause.

These provisions, alone or together, could delay hostile takeovers and changes in control of the Company or changes in our management.

As a Delaware corporation, we are also subject to provisions of Delaware law, including Section 203 of the Delaware General Corporation Law (the “DGCL”), which prevents some stockholders holding more than 15% of our outstanding Common Stock from engaging in certain business combinations without approval of the holders of substantially all of our outstanding Common Stock. Any provision of our certificate of incorporation or bylaws or Delaware law that has the effect of delaying or deterring a change in control could limit the opportunity for our stockholders to receive a premium for their shares of our Common Stock, and could also affect the price that some investors are willing to pay for the Common Stock.

We may not be able to maintain the listing of our Common Stock on Nasdaq, which may adversely affect the ability of purchasers of Common Stock in this offering to resell their securities in the secondary market.

The Common Stock is presently listed on Nasdaq. If the Company is unable to meet the continued listing criteria of Nasdaq and the Common Stock became delisted, trading of the Common Stock could thereafter be conducted in the over-the-counter markets in the OTC Pink, also known as “pink sheets” or, if available, on another OTC trading platform. We cannot assure you that we will meet the criteria for continued listing, in which case the Common Stock could become delisted. Any such delisting could harm our ability to raise capital through alternative financing sources on terms acceptable to us, or at all, and may result in the loss of confidence in our financial stability by suppliers, customers and employees. Investors would likely find it more difficult to dispose of, or to obtain accurate market quotations for, the Common Stock, as the liquidity that Nasdaq provides would no longer be available to investors. In addition, the failure of our Common Stock to continue to be listed on the Nasdaq could adversely impact the market price for the Common Stock and our other securities, and we could face a lengthy process to re-list the Common Stock, if we are able to re-list the Common Stock.

We have no present intention of paying dividends on our Common Stock.

We have never paid any cash dividends on our Common Stock and have no present plans to do so. As a result, you may not receive any return on an investment in our Common Stock unless you sell the shares for a price greater than that which you paid for them.

Our ability to raise capital in the future may be limited, which could make us unable to fund our capital requirements.

Our business and operations may consume resources faster than we anticipate, or we may require additional funds to pursue acquisition or expansion opportunities. In the future, we may need to raise additional funds through the issuance of new equity securities, debt or a combination of both. Additional financing may not be available on favorable terms or at all. If adequate funds are not available on acceptable terms, we may be unable to fund our capital requirements. If we issue new debt securities, the debt holders would have rights senior to common stock holders to make claims on our assets, and the terms of any debt could restrict our operations, including our ability to pay dividends on our Common Stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, our stockholders bear the risk of our future securities offerings reducing the market price of our Common Stock, diluting their interest or being subject to rights and preferences senior to their own.

FORWARD-LOOKING STATEMENTS

Various statements contained in this prospectus or incorporated by reference into this prospectus constitute “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are based on current expectations and are indicated by words or phrases such as “believe,” “expect,” “may,” “will,” “should,” “seek,” “plan,” “intend” or “anticipate” or the negative thereof or comparable terminology, or by discussion of strategy. Forward-looking statements represent as of the date of this prospectus our judgment relating to, among other things, future results of operations, growth plans, sales, capital requirements and general industry and business conditions applicable to us. Such forward-looking statements are based largely on our current expectations and are inherently subject to risks and uncertainties. Our actual results could differ materially from those that are anticipated or projected as a result of certain risks and uncertainties, including, but not limited to, a number of factors, such as:

•	successful execution of our business strategy, particularly for new endeavors
•	the performance of our targeted markets;
•	competitive product and pricing pressures;
•	changes in business relationships with our major customers;
•	the content we distribute through our in-theatre, on-line and mobile services may expose us to liability;
•	general economic and market conditions;
•	the effect of our indebtedness on our financial condition and financial flexibility, including, but not limited to, the ability to obtain necessary financing for our business;
•	our ability to meet our debt service obligations;
•	our ability to maintain a listing or quotation on a national securities exchange or other trading platform for our Common Stock;
•	cybersecurity risks and the threat of data breaches resulting in disruption of our information technology systems;
•	disruptions to our business due to the COVID-19 pandemic, including workforce inability to perform in the ordinary course due to illness or access restrictions; and
•	the other risks and uncertainties that are described under “Risk Factors” and elsewhere in this prospectus and from time to time in our filings with the SEC.

These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in our forward-looking statements. Except as otherwise required to be disclosed in periodic and current reports required to be filed by public companies with the SEC pursuant to the SEC's rules, we have no duty to update these statements, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks and uncertainties, we cannot assure you that the forward-looking information contained in this prospectus will in fact transpire.

USE OF PROCEEDS

Except as otherwise set forth in the applicable prospectus supplement, we expect to use the net proceeds from the sale of our securities for working capital, acquisitions and other general corporate purposes.

DESCRIPTION OF CAPITAL STOCK

The following summary description of our capital stock is not intended to be complete and is subject, and qualified in its entirety by reference, to our amended and restated certificate of incorporation and our bylaws.

General

We have authorized capital stock consisting of 150,000,000 shares of Common Stock and 15,000 shares of preferred stock, par value $0.001 per share.

Holders of a majority of our outstanding shares of Common Stock present or represented by proxy at any meeting of our stockholders constitute a quorum. If a quorum exists, holders of a majority of the voting power of the shares of Common Stock present at the meeting may generally approve matters coming before any stockholders meeting. The affirmative vote of the holders of a majority of the voting power of the outstanding shares of our capital stock is required to approve significant corporate transactions, including a liquidation, merger or sale of substantially all of our assets.

Common Stock

As of July 1, 2020, we had 103,292,470 shares designated as Class A common stock issued and outstanding, had reserved for issuance (i) 3,862,408 shares of Common Stock pursuant to our 2017 Equity Incentive Plan, (ii) 462,500 shares of Common Stock upon exercise of inducement stock options, (iii) 272,766 shares of Common Stock pursuant to options that remain outstanding under our 2010 Second Amended and Restated Equity Incentive Plan, (iv) 10,000,000 shares of Common Stock with respect to outstanding convertible notes, (v) 1,696,641 shares of Common Stock with respect to outstanding warrants and (vi) 1,313,836 shares of Common Stock held in the treasury of the Company.

Our Common Stock is traded on The NASDAQ Global Market, or Nasdaq, under the symbol “CIDM.”

Voting Rights. Holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of our stockholders.

Dividends; Liquidation; Preemptive Rights. Holders of Common Stock are entitled to receive dividends only if, as and when declared by our board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding-up, holders of Common Stock are entitled, subject to any priorities due to any holders of our preferred stock, ratably to share in all assets remaining after payment of our liabilities. Holders of Common Stock have no preemptive rights nor any other rights to subscribe for shares or securities convertible into or exchangeable for shares of Common Stock.

Transfer Agent. The transfer agent for our Common Stock is American Stock Transfer & Trust Company, LLC. Its address is 6201 15th Avenue, Brooklyn, NY 11219, and its telephone number is (800) 937-5449.

Preferred Stock

Our board of directors is authorized, subject to any limitations prescribed by law, without further stockholder approval, to issue from time to time up to an aggregate of 15,000 shares of our preferred stock, in one or more series. As of July 1, 2020, there were 7 shares of Series A 10% Non-Voting Cumulative Preferred Stock (the “Series A Preferred Stock”) issued and outstanding. The Series A Preferred Stock may be redeemed by the

Company at any time after the second anniversary of the date such shares were issued in cash or, at the Company’s option if certain conditions are met, in shares of Common Stock. The holders of Series A Preferred Stock are entitled to receive cumulative dividends from the date of issuance at an annual rate of 10% of the original issue price. Such dividends shall be payable in arrears in cash or, at the Company’s option, in shares of Common Stock if certain conditions are met, quarterly on the last day of each calendar quarter, until such shares of Preferred Stock are redeemed.

Each other series of preferred stock to be issued, if any, will have such number of shares, designations, preferences, powers and qualifications and special or relative rights or privileges as will be determined by our board of directors, which may include, among others, dividend rights, voting rights, redemption and sinking fund provisions, liquidation preferences, conversion rights and preemptive rights. The rights of the holders of our common stock will be subject to the rights of holders of any preferred stock outstanding and issued in the future. The issuance of preferred stock, while providing desirable flexibility in connection with the possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock.

Terms. The specific terms of any preferred stock being offered will be described in the prospectus supplement relating to that preferred stock. The following summaries of the provisions of the preferred stock are subject to, and are qualified in their entirety by reference to, the certificate of designation relating to the particular class or series of preferred stock offered with that prospectus supplement for specific terms, including:

•	the designation of the preferred stock;

•	the number of shares of the preferred being offered, the liquidation preference per share and the offering price of the preferred stock;

•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculating these items applicable to the preferred stock;

•

the place or places where dividends will be paid, whether dividends will be cumulative or noncumulative, and, if cumulative, the date from which dividends on the preferred stock will accumulate, if applicable;

•	the procedures for any action and remarketing of the preferred stock;

•	the provision of a sinking fund, if any, for the preferred stock;

•	the provision for redemption, if applicable, of the preferred stock;

•	any listing of the preferred stock on any securities exchange;

•	the terms and conditions, if applicable, upon which the preferred stock will be convertible into or exchangeable for Common Stock, and whether at our option or the option of the holder;

•	whether the preferred stock will rank senior or junior to or on a parity with any other class or series of preferred stock;

•	the voting rights, if any, of the preferred stock;

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock; and

•	a discussion of the United States federal income tax considerations applicable to the preferred stock.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of preferred stock, Common Stock or any combination thereof. Warrants may be issued independently or together with any other securities offered in an applicable prospectus supplement and may be attached to or separate from such securities. Warrants may be issued under warrant agreements (each, a “warrant agreement”) to be entered into between us and a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following sets forth certain general terms and provisions of warrants which may be offered. Further terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.

Terms. The prospectus supplement relating to a particular issue of warrants for the purchase of Common Stock or preferred stock will describe the terms of the warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the Common Stock or preferred stock that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares of Common Stock or preferred stock that may be purchased upon exercise of a warrant and the price at which such shares may be purchased upon exercise;

•	the dates on which the right to exercise the warrants will commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	the antidilution provisions of the warrants, if any;

•	the redemption or call provisions, if any, applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of warrants to purchase for cash the amount of shares of preferred stock or shares of Common Stock at the exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants offered thereby. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date the unexercised warrants will become void.

Warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered thereby. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of preferred stock or shares of Common Stock purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus in one or more transactions from time to time:

•	to or through underwriters;

•	through dealers, agents or institutional investors;

•	directly to purchasers;

•	in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act; or

•	through a combination of these methods.

We may sell the securities at a fixed price or prices that may change, at prevailing market prices, at prices relating to prevailing market prices or at negotiated prices. Each time we sell securities in a particular offering, we will provide a prospectus supplement or, if required, amend this prospectus, to disclose the following information with respect to that offering:

•	the material terms of the distribution, including the number of shares and the consideration paid;

•	the identity of any underwriters, dealers, agents or purchasers that will purchase the securities;

•	the amount of any compensation, discounts or commissions to be received by underwriters, dealers or agents;

•	the purchase price of the securities being offered and the proceeds we will receive from the sale;

•	the nature of any transactions by underwriters, dealers or agents during the offering that are intended to stabilize or maintain the market price of our securities; and

•	the terms of any indemnification provisions.

Underwriters, dealers, agents or other purchasers may sell the securities at a fixed price or prices that may change, at prices set at or relative to prevailing market prices or at negotiated prices.

We may directly solicit offers to purchase securities and we may make sales of securities directly to institutional investors or others in jurisdictions where we are authorized to do so.

We may offer our Common Stock into an existing trading market on the terms described in the prospectus supplement relating thereto. Underwriters and dealers who may participate in any at-the-market offerings will be described in the prospectus supplement relating thereto.

Underwriters

We may sell all or a portion of the securities offered by this prospectus in one or more transactions to or through underwriters, who may sell the securities to or through dealers. In connection with the sale of our securities, underwriters, dealers or agents may receive compensation from us, or from the purchasers of the securities for whom they may act as agents, in the form of underwriting discounts, concessions or commissions and may also receive commissions from the purchasers for whom they may act as agents. Underwriters, dealers, agents or purchasers that participate in the distribution of the securities, and any broker-dealers or the persons acting on behalf of parties that participate in the distribution of the securities, are underwriters under the Securities Act of 1933, or the Securities Act. Any discounts or commissions they receive and any profit on the resale of the securities they receive constitute underwriting discounts and commissions under the Securities Act. Any person deemed to be an underwriter under the Securities Act may be subject to statutory liabilities, including those under Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Only underwriters named in the amended or supplemented prospectus, if any, will be underwriters of the securities offered through that amended prospectus. Any underwriters used in an offering may resell the securities from time to time in one or more transactions, at a fixed public offering price or at varying prices determined at the time of sale. We may offer the securities to the public through underwriting syndicates represented by managing underwriters without a syndicate. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

Agents; Direct Sales

We may designate agents to distribute the securities offered by this prospectus. Unless the applicable prospectus supplement states otherwise, any such agent will act on a best-efforts basis for the period of appointment. We may authorize dealers or other persons acting as our respective agents to solicit offers by institutional investors to purchase the securities from us under contracts that provide for payment and delivery on a future date. We may enter into agreements directly with purchasers that provide for the sale of securities over a period of time by means of draw-downs at our election, which the purchaser would be obligated to accept under specified conditions. Under a draw-down agreement, we may sell securities at a per share purchase price discounted from the market price of our securities. We may also enter into agreements for sales of securities based on combinations of or variations from these methods. We will describe in the applicable prospectus supplement the terms and conditions of any such agreements and any related commissions we will pay. Agents and underwriters may also engage in transactions with us, or perform services for us in the ordinary course of business.

Stabilization Activities

In connection with a firm commitment underwritten offering of our securities, underwriters and purchasers that are deemed to be underwriters under the Securities Act may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. For example, they may:

•	over-allot in connection with the offering, creating a syndicate short position for their own account;

•	bid for and purchase our securities in the open market to cover short positions or to stabilize the price of the securities; or

•

reclaim selling concessions allowed for distributing the securities in the offering if the underwriters repurchase previously distributed securities in transactions to cover short positions, stabilization transactions or otherwise.

Any of these activities may stabilize or maintain the market price above independent market levels. These activities may be conducted only in conjunction with a firm commitment underwritten offering. Underwriters are not required to engage in these activities and may terminate any such activity at any time. In engaging in any such activities, underwriters will be subject to the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations under those acts. Regulation M under the Securities Act, for example, may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the securities, and the anti-manipulation rules under the Exchange Act may also apply to market sales of the securities. These provisions may affect the marketability of the securities and the ability of any person to engage in market-making activities with respect to the securities.

Indemnification

We may agree to indemnify underwriters, dealers, agents or other purchasers against civil liabilities they may incur in connection with the offer and sale of the securities offered by this prospectus, including liabilities under the Securities Act. We may also agree to contribute to payments that these persons may be required to make with respect to these liabilities.

LEGAL MATTERS

The validity of the offered securities has been passed on for us by Kelley Drye & Warren LLP, New York, New York.

EXPERTS

The consolidated balance sheets of Cinedigm Corp. as of March 31, 2020 and 2019, and the related consolidated statements of operations, comprehensive loss, deficit and cash flows for each of the years in the two-year period ended March 31, 2020, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference, which report includes an explanatory paragraph that refers to the adoption of Accounting Standards Update 2016-02 “Leases (Topic 842)” and an emphasis-of-matter paragraph that refers to Cinedigm Corp.’s financing transactions subsequent to March 31, 2020, have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file periodic reports, proxy statements and other information relating to our business, financial and other matters with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at, and obtain a copy of any such document by mail from, the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549, at prescribed charges. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room and its charges.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”) with respect to our securities described in this prospectus. This prospectus is part of such registration statement. References to the “registration statement” or the “registration statement of which this prospectus is a part” means the original registration statement and all amendments, including all schedules and exhibits. This prospectus does not, and any prospectus supplement will not, contain all of the information in the registration statement because we have omitted parts of the registration statement in accordance with the rules of the SEC. Please refer to the registration statement for any information in the registration statement that is not contained in this prospectus or a prospectus supplement. The registration statement is available to the public over the Internet at the SEC’s web site described above and can be read and copied at the location described above.

Each statement made in this prospectus or any prospectus supplement concerning a document filed as an exhibit to the registration statement is qualified in its entirety by reference to that exhibit for a complete description of its provisions.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus the information contained in other documents filed separately with the SEC. This means that we can disclose important information to you by referring you to other documents filed with the SEC that contain such information. The information incorporated by reference is an important part of this prospectus and prospectus supplement. Information disclosed in documents that we file later with the SEC will automatically add to, update and change information previously disclosed. If there is additional information in a later filed document or a conflict or inconsistency between information in this prospectus or a prospectus supplement and information incorporated by reference from a later filed document, you should rely on the information in the later dated document.

We incorporate by reference the documents listed below (and the documents incorporated by reference therein) that we have previously filed:

•	our Annual Report on Form 10-K filed with the SEC on July 6, 2020;
•	our Current Report on Form 8-K filed with the SEC on April 16, 2020;
•	our Current Report on Form 8-K filed with the SEC on April 20, 2020;
•	our Current Report on Form 8-K filed with the SEC on May 6, 2020;
•	our Current Report on Form 8-K filed with the SEC on May 7, 2020;
•	our Current Report on Form 8-K filed with the SEC on May 21, 2020;
•	our Current Report on Form 8-K filed with the SEC on June 17, 2020;
•	our Current Report on Form 8-K filed with the SEC on June 26, 2020;
•	our Definitive Information Statement filed with the SEC on January 24, 2020;
•	the description of our Common Stock contained in our Registration Statement on Form 8-A (File No. 000-51910), filed with the SEC under Section 12 of the Exchange Act on April 12, 2006; and
•	the description of our Common Stock contained in our amendment no. 1 on Form 8-A/A (File No. 001-31810), filed with the SEC under Section 12 of the Exchange Act on October 6, 2009.

All documents we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after (i) the date of the initial registration statement and prior to effectiveness of the registration statement, and (ii) the date of this prospectus and before the termination or completion of any offering hereunder, shall be deemed to be incorporated by reference into this prospectus from the respective dates of filing of such documents, except that we do not incorporate any document or portion of a document that is “furnished” to the SEC, but not deemed “filed.”

You may obtain a copy of these filings, excluding exhibits (but including exhibits that are specifically incorporated by reference in any such filing), free of charge, by oral or written request directed to: Cinedigm Corp., 237 West 35th Street, Suite 605, New York, NY 10001, Attention: General Counsel, Telephone (212) 206-8600. In addition, these filings are available on our web site at www.cinedigm.com.